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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         June 24, 1996
                                                --------------------------------


                           Meridian Diagnostics, Inc.
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             (Exact name of registrant as specified in its charter)


          Ohio                          0-14902              31-0888197
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 (State or other jurisdiction         (Commission           (IRS Employer
     of incorporation)                File Number)         Identification No.)


3471 River Hills Drive, Cincinnati, Ohio                             45244
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   (Address of principal executive offices)                        Zip Code


Registrant's telephone number, including area code  (513) 271-3700
                                                  ------------------------------


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         (Former name or former address, if changed since last report.)






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Item 5.  Other Events.
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         On June 24, 1996, Meridian Diagnostics, Inc. purchased the enteric product line of Cambridge Biotech Corporation. The diagnostic products, which identify Adenovirus, Rotavirus, C. DIFFICILE and Lyme disease, were purchased for $5.5 million in cash plus an advance of royalties and certain other considerations including inventory purchases and a supply agreement. The current sales volume of the acquired products is approximately $4 million dollars annually. Meridian will fund the acquisition from available cash without incurring any indebtedness.

Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (c)      Exhibits.

                  10.      Material Contracts

                           10.1 Asset Purchase Agreement between Cambridge Biotech Corporation and Meridian Diagnostics, Inc. dated June 24, 1996



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       MERIDIAN DIAGNOSTICS, INC.



Date:  July 2, 1996                        By: John A. Kraeutler
                                                -----------------------------
                                                John A. Kraeutler
                                                President and Chief
                                                     Operating Officer